                                                                     EXHIBIT 1.1



                               5,300,000 Shares




                        California Pizza Kitchen, Inc.



                                 Common Stock




                            Underwriting Agreement

                            dated ________ __, 2000

                               Table of Contents

Section 1.  Representations and Warranties of the Company and
the Significant Selling Shareholders......................................  3

(A)  Representations and Warranties of the Company........................  3

Compliance with Registration Requirements.................................  3

Offering Materials Furnished to Underwriters..............................  3

Distribution of Offering Material by the Company..........................  3

The Underwriting Agreement................................................  4

Authorization of the Common Shares........................................  4

No Applicable Registration or Other Similar Rights........................  4

No Material Adverse Change................................................  4

Independent Accountants...................................................  4

Preparation of the Financial Statements...................................  4

Incorporation and Good Standing of the Company and its Subsidiaries.......  5

Capitalization and Other Capital Stock Matters............................  5

Stock Exchange Listing;...................................................  6

Non-Contravention of Existing Instruments; No Further Authorizations
or Approvals Required.....................................................  6

No Material Actions or Proceedings........................................  6

Intellectual Property Rights..............................................  6

All Necessary Permits, etc................................................  7

Title to Properties.......................................................  7

Tax Law Compliance........................................................  7

Company Not an Investment Company.........................................  7

Insurance.................................................................  7

No Price Stabilization or Manipulation....................................  8

Related Party Transactions................................................  8

No Unlawful Contributions or Other Payments...............................  8

Company's Accounting System...............................................  8

Compliance with Environmental Laws........................................  8

ERISA Compliance..........................................................  9

(B)  Representations and Warranties of the Selling Shareholders...........  9

The Underwriting Agreement................................................  9

The Custody Agreement and Power of Attorney............................... 10

Title to Common Shares to be Sold; All Authorizations Obtained............ 10

Delivery of the Common Shares to be Sold.................................. 10

Non-Contravention; No Further Authorizations or Approvals Required........ 10

No Registration or Other Similar Rights................................... 11

No Further Consents, etc.................................................. 11

Disclosure Made by Such Selling Shareholder in the Prospectus............. 11

No Price Stabilization or Manipulation.................................... 11

Confirmation of Company Representations and Warranties.................... 11

Section 2.  Purchase, Sale and Delivery of Common Shares.................. 12

The Firm Common Shares.................................................... 12

The First Closing Date.................................................... 12

The Optional Common Shares; the Second Closing Date....................... 12

Public Offering of the Common Shares...................................... 13

Payment for the Common Shares............................................. 13

Delivery of the Common Shares............................................. 13

Delivery of Prospectus to the Underwriters................................ 14

Section 3.  Additional Covenants.......................................... 14

A)  Covenants of the Company.............................................. 14

Representatives' Review of Proposed Amendments and Supplements............ 14

Securities Act Compliance................................................. 14

Amendments and Supplements to the Prospectus and Other Securities
Act Matters............................................................... 15

Copies of any Amendments and Supplements to the Prospectus................ 15

Blue Sky Compliance....................................................... 15

Use of Proceeds........................................................... 15

Transfer Agent............................................................ 15

Earnings Statement........................................................ 15

Periodic Reporting Obligations............................................ 16

Agreement Not To Offer or Sell Additional Securities...................... 16

Future Reports to the Representatives..................................... 16

(B)  Covenants of the Selling Shareholders................................ 16

Agreement Not to Offer or Sell Additional Securities...................... 16

Delivery of Forms W-8 and W-9............................................. 17

Section 4.  Payment of Expenses........................................... 17

Section 5.  Conditions of the Obligations of the Underwriters............. 18

Accountants' Comfort Letter............................................... 18

Compliance with Registration Requirements; No Stop Order, No
Objection from NASD....................................................... 18

No Material Adverse Change or Ratings Agency Change....................... 19

Opinion of Counsel for the Company........................................ 19

Opinion of Counsel for the Underwriters................................... 19

Officers' Certificate..................................................... 19

Bring-down Comfort Letter................................................. 19

Opinion of Counsel for the Selling Shareholders........................... 19

Selling Shareholders' Certificate......................................... 20

Selling Shareholders' Documents........................................... 20

Lock-Up Agreement from Certain Shareholders of the Company Other
Than Selling Shareholders................................................. 20

Additional Documents...................................................... 20

Section 6.  Reimbursement of Underwriters' Expenses....................... 20

Section 7.  Effectiveness of this Agreement............................... 21

Section 8.  Indemnification............................................... 21

Indemnification of the Underwriters....................................... 21

Indemnification of the Company, its Directors and Officers and
the Selling Shareholders.................................................. 23

Notifications and Other Indemnification Procedures........................ 23

Settlements............................................................... 24

Indemnification of a Qualified Independent Underwriter.................... 25

Section 9.  Contribution.................................................. 25

Section 10.  Default of One or More of the Several Underwriters........... 26

Section 11.  Termination of this Agreement................................ 27

Section 12.  Representations and Indemnities to Survive Delivery.......... 28

Section 13.  Notices...................................................... 28

Section 14.  Successors................................................... 29

Section 15.  Partial Unenforceability..................................... 29

Section 16.  GOVERNING LAW PROVISIONS..................................... 29

Section 17.  Failure of One or More of the Selling Shareholders
to Sell and Deliver Common Shares......................................... 29

Section 18.  General Provisions........................................... 29


SCHEDULES
---------

Schedule A     Schedule of Underwriters
Schedule B     Schedule of Selling Shareholders


EXHIBITS
--------

Exhibit C-1    Form of Affiliate Lock-Up Agreement
Exhibit C-2    Form of Non-Affiliate Lock-Up Agreement
Exhibit D      Power of Attorney and Custody Agreement

                            Underwriting Agreement



                                                               ________ __, 2000


BANC OF AMERICA SECURITIES LLC
DEUTSCHE BANC SECURITIES INC.
FLEETBOSTON ROBERTSON STEPHENS INC.
As Representatives of the several Underwriters
c/o BANC OF AMERICA SECURITIES LLC
600 Montgomery Street
San Francisco, California  94111


Ladies and Gentlemen:

          Introductory. California Pizza Kitchen, Inc., a California corporation (the "Company), proposes to issue and sell to the several underwriters named in Schedule A (the "Underwriters") an aggregate of 5,300,000
                      ----------
shares (the "Firm Common Shares") of its Common Stock, par value $[0.01] per share (the "Common Stock"). In addition, the shareholders of the Company named in Schedule B (collectively, the "Selling Shareholders") have severally granted
   ----------
to the Underwriters an option to purchase up to an additional 795,000 shares (the "Optional Common Shares") of Common Stock, as provided in Section 2, each Selling Shareholder selling up to the amount set forth opposite such Selling Shareholder's name in Schedule B. The Firm Common Shares and, if and to the
                      ----------
extent such option is exercised, the Optional Common Shares, are collectively called the "Common Shares". Banc of America Securities, Deutsche Banc Alex. Brown and Robertson Stephens have agreed to act as representatives of the several Underwriters (in such capacity, the "Representatives") in connection with the offering and sale of the Common Shares.

          The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-37778), which contains a form of prospectus to be used in connection with the public offering and sale of the Common Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Securities Act, is called the "Registration Statement". Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement", and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriters to confirm sales of the Common Shares, is called the "Prospectus"; provided, however, if the Company has, with the consent of Banc of America Securities, elected to rely upon Rule 434 under the Securities Act, the term "Prospectus" shall mean the Company's prospectus subject to completion (each, a

"preliminary prospectus") dated July 10, 2000 (such preliminary prospectus is called the "Rule 434 preliminary prospectus"), together with the applicable term sheet (the "Term Sheet") prepared and filed by the Company with the Commission under Rules 434 and 424(b) under the Securities Act and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus or the Term Sheet, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

          The Company and each of the Selling Shareholders hereby confirms their respective agreements with the Underwriters as follows:

     Section 1.  Representations and Warranties.

     A.  Representations and Warranties of the Company.

     The Company hereby represents, warrants and covenants to each Underwriter as follows:

     (a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission's satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

     Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Common Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

     (b) Offering Materials Furnished to Underwriters. The Company has delivered to the Representatives one complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.

     (c) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Second Closing Date (as defined below) and the completion of the Underwriters' distribution of the Common Shares, any offering material in connection with the offering and sale of the Common Shares other than a preliminary prospectus, the Prospectus or the Registration Statement.

     (d) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

     (e) Authorization of the Common Shares. The Common Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

     (f) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, other than the Selling Shareholders with respect to the Common Shares included in the Registration Statement, except for such rights as have been duly waived.

     (g) No Material Adverse Change. Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a "Material Adverse Change"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

     (h) Independent Accountants. Ernst & Young LLP, independent auditors, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent public or certified public accountants as required by the Securities Act.

     (i) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the Prospectus under the captions "Prospectus Summary--Summary Consolidated Financial and Operating Data," "Selected Consolidated Financial and Operating Data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement. The pro-forma financial information of the Company and its subsidiaries and the related notes thereto included under the caption "Prospectus Summary--Summary Consolidated Financial and Operating Data," "Selected Consolidated Financial and Operating Data" and elsewhere in the Prospectus and in the Registration Statement presents fairly such information, has been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial information and has been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances that such information has been prepared to reflect.

     (j) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions (other than the State of California) where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Registration Statement.

     (k) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or upon exercise of outstanding options described in the Prospectus). The Common Stock (including the Common Shares) conforms in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock (including the shares of Common Stock owned by Selling Shareholders) have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Prospectus. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

     (l) Stock Exchange Listing. The Common Shares have been approved for inclusion on the Nasdaq National Market, subject only to official notice of issuance.

     (m) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the Company's credit facility with a group of lenders led by Bank of America, N.A.), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the National Association of Securities Dealers, Inc. (the "NASD").

     (n) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or
(iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company's knowledge, is threatened or imminent.

     (o) Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

     (p) All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

     (q) Title to Properties. Except as otherwise disclosed in the Prospectus, the Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1 (A) (i) above (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

     (r) Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1 (A) (i) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

     (s) Company Not an "Investment Company". The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and after receipt of payment for the Common Shares will not be, an "investment company" within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

     (t) Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

     (u) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares.

     (v) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Prospectus which have not been described as required.

     (w)  No Unlawful Contributions or Other Payments.   Neither the Company nor
any of its subsidiaries nor, to the best of the Company's knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

     (x) Company's Accounting System. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (y) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to the best of the Company's knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

     (z) ERISA Compliance. The Company and its subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or
(ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

          Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

     B. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents, warrants and covenants to each Underwriter as follows:

     (a) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

     (b) The Custody Agreement and Power of Attorney. Each of the (i) Custody Agreement signed by such Selling Shareholder and American Stock Transfer & Trust Company, as custodian (the "Custodian"), relating to the deposit of the Common Shares to be sold by such Selling Shareholder (the "Custody Agreement") and (ii) Power of Attorney appointing certain individuals named therein as such Selling Shareholder's attorneys-in-fact (each, an "Attorney-in-Fact") to the extent set forth therein relating to the transactions contemplated hereby and by the Prospectus (the "Power of Attorney"), of such Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

     (c) Title to Common Shares to be Sold; All Authorizations Obtained. Such Selling Shareholder has, and on the First Closing Date and the Second Closing Date (as defined below) will have, good and valid title to all of the Common Shares which may be sold by such Selling Shareholder pursuant to this Agreement on such date and the legal right and power, and all authorizations and approvals required by law and under its charter or by-laws, partnership agreement, trust agreement or other organizational documents to enter into this Agreement and its Custody Agreement and Power of Attorney, to sell, transfer and deliver all of the Common Shares which may be sold by such Selling Shareholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder.

     (d) Delivery of the Common Shares to be Sold. Upon payment therefor, delivery of the Common Shares which are sold by such Selling Shareholder pursuant to this Agreement will pass good and valid title to such Common Shares, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other claim.

     (e) Non-Contravention; No Further Authorizations or Approvals Required. The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement and the Power of Attorney will not contravene or conflict with, result in a breach of, or constitute a Default under, or require the consent of any other party to, the charter or by-laws, partnership agreement, trust agreement or other organizational documents of such Selling Shareholder or any other agreement or instrument to which such Selling Shareholder is a party or by which it is bound or under which it is entitled to any right or benefit, any provision of applicable law or any judgment, order, decree or regulation applicable to such Selling Shareholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Shareholder. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by such Selling Shareholder of the transactions contemplated in this Agreement, except such as have been obtained or made and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NASD.

     (f) No Registration or Other Similar Rights. Such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in the Prospectus under "Shares Eligible for Future Sale".

     (g) No Further Consents, etc. Except for the (i) exercise by such Selling Shareholder of certain registration rights pursuant to the Registration Rights Agreement for Common Stock, dated as of September 30, 1997 (which registration rights have been duly exercised pursuant thereto), (ii) consent of such Selling Shareholder to the respective number of Common Shares to be sold by all of the Selling Shareholders pursuant to this Agreement and (iii) waiver by certain other holders of Common Stock of certain registration rights pursuant to such Registration Rights Agreement, no consent, approval or waiver is required under any instrument or agreement to which such Selling Shareholder is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Common Shares which may be sold by such Selling Shareholder under this Agreement or the consummation by such Selling Shareholder of any of the other transactions contemplated hereby.

     (h) Disclosure Made by Such Selling Shareholder in the Prospectus. All information provided by or on behalf of such Selling Shareholder for inclusion in the Registration Statement and Prospectus (the "Selling Shareholder Information") is, and on the First Closing Date and the Second Closing Date will be, true, correct, and complete in all material respects, and does not, and on the First Closing Date and the Second Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. Such Selling Shareholder confirms as accurate the number of shares of Common Stock set forth opposite such Selling Shareholder's name in the Prospectus under the caption "Principal Shareholders" or with respect to such Selling Shareholder as described in the footnotes to the table under such caption.

     (i) No Price Stabilization or Manipulation. Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares other than as contemplated by this Agreement.

     (j) Confirmation of Company Representations and Warranties. Such Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in Section 1(A) hereof are not true and correct, is familiar with the Registration Statement and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement or the Prospectus which has had or may have a Material Adverse Change and is not prompted to sell shares of Common Stock by any information concerning the Company which is not set forth in the Registration Statement and the Prospectus.

     Any certificate signed by or on behalf of any Selling Shareholder and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Shareholder to each Underwriter as to the matters covered thereby.


          Section 2.  Purchase, Sale and Delivery of the Common Shares.

          The Firm Common Shares. The Company agrees to issue and sell to the several Underwriters the Firm Common Shares upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Common Shares set forth opposite their names on Schedule A. The purchase price per Firm Common Share to be paid by the several
----------
Underwriters to the Company shall be $[___] per share.

          The First Closing Date. Delivery of certificates for the Firm Common Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Banc of America Securities, 600 Montgomery Street, San Francisco, California (or such other place as may be agreed to by the Company and the Representatives) at 6:00 a.m. San Francisco time, on __________ __, 2000, or such other time and date not later than 10:30 a.m. San Francisco time on ________ ___, 2000 [10 business days after the First Closing Date] as the Representatives shall designate by notice to the Company (the time and date of such closing are called the "First Closing Date"). The Company and the Selling Shareholders hereby acknowledge that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10.

          The Optional Common Shares; the Second Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Selling Shareholders hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 795,000 Optional Common Shares from the Selling Shareholders at the purchase price per share to be paid by the Underwriters for the Firm Common Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Representatives to the attorneys-in-fact for the Selling Shareholders (with a copy to the Company and the Custodian), which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Common Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered by the Custodian (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term "First Closing Date" shall refer to the time and date of delivery of certificates for the Firm Common Shares and the Optional Common Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called the "Second Closing Date" and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Common Shares are to be purchased, (a) each Underwriter agrees, severally and not jointly, to purchase the number of Optional Common Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Common Shares to be purchased as the number of Firm Common Shares set forth on Schedule A opposite the name of such Underwriter
                           ----------
bears to the total number of Firm Common Shares and (b) each Selling Shareholder agrees, severally and not jointly, to sell the number of Optional Common Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Common Shares to be sold as the number of Optional Common Shares set forth in Schedule B opposite the name of such Selling Shareholder
                    ----------
bears to the total number of Optional Common Shares. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Selling Shareholders (with a copy to the Company).

          Public Offering of the Common Shares. The Representatives hereby advise the Company and the Selling Shareholders that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Common Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable.

          Payment for the Common Shares. Payment for the Common Shares to be sold by the Company shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Company. Payment for the Optional Common Shares to be sold by the Selling Shareholders shall be made at the Second Closing Date by wire transfer of immediately available funds to the order of [the Custodian].

          It is understood that the Representatives have been authorized, for their own accounts and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Common Shares and any Optional Common Shares the Underwriters have agreed to purchase. Banc of America Securities, individually and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

          Each Selling Shareholder hereby agrees that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Optional Common Shares to be sold by such Selling Shareholder to the several Underwriters, or otherwise in connection with the performance of such Selling Shareholder's obligations hereunder and (ii) the Custodian is authorized to deduct for such payment any such amounts from the proceeds to such Selling Shareholder hereunder and to hold such amounts for the account of such Selling Shareholder with the Custodian under the Custody Agreement.

          Delivery of the Common Shares. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Firm Common Shares to be sold by it at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Selling Shareholders shall also deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters, certificates for the Optional Common Shares the Underwriters have agreed to purchase from the Selling Shareholders at the First Closing Date or the Second Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Common Shares shall be in definitive form and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location in New York City as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

          Delivery of Prospectus to the Underwriters. Not later than 12:00 p.m. on the second business day following the date the Common Shares are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall request.


          Section 3.  Additional Covenants.

          A. Covenants of the Company. The Company further covenants and agrees with each Underwriter as follows:

     (a)  Representative's Review of Proposed Amendments and Supplements.
During such period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the "Prospectus Delivery Period"), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representatives reasonably object.

     (b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the

Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 434, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

     (c) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare (subject to Section 3(A)(a) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

     (d) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto as the Representatives may request.

     (e) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial Securities laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

     (f) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Common Shares sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus.

     (g) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

     (h) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering the twelve-month period ending __________ __, 2001 that satisfies the provisions of Section 11(a) of the Securities Act.

     (i) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"). Additionally, the Company shall report the use of proceeds from the issuance of the Common Shares as may be required under Rule 463 under the Securities Act.

     (k) Agreement Not To Offer or Sell Additional Securities During the period of 180 days following the date of the Prospectus, the Company will not, without the prior written consent of Banc of America Securities (which consent may be withheld at the sole discretion of Banc of America Securities), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or, except as disclosed in the Prospectus, file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Common Shares); provided, however, that the Company may issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus, but only if the holders of such shares, options, or shares issued upon exercise of such options, agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during such 180 day period without the prior written consent of Banc of America Securities (which consent may be withheld at the sole discretion of the Banc of America Securities).

     (l) Future Reports to the Representatives. During the period of five years hereafter the Company will furnish to the Representatives c/o Banc of America Securities at 600 Montgomery Street, San Francisco, CA 94111 Attention:
: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, shareholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

          B. Covenants of the Selling Shareholders. Each Selling Shareholder further covenants and agrees with each Underwriter:

     (a)  Agreement Not to Offer or Sell Additional Securities.   Such Selling
Shareholder will not, without the prior written consent of Banc of America Securities (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under Securities Exchange Act of 1934, as amended) by the undersigned, or publicly announce the undersigned's intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 180 days after the date of the Prospectus.

     (b) Delivery of Forms W-8 and W-9 . To deliver to the Representatives prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Shareholder is a non-United States person) or Form W-9 (if the Selling Shareholder is a United States Person).

     Banc of America Securities, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company or any Selling Shareholder of any one or more of the foregoing covenants or extend the time for their performance.

     Section 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions,
(vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD's review and approval of the Underwriters' participation in the offering and distribution of the Common Shares, (viii) the fees and expenses associated with including the Common Stock on the Nasdaq National Market, and (ix) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement.
Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

      The Company further agrees with each Underwriter that it will be responsible for paying (directly or by reimbursement) all fees and expenses incident to the performance of the Selling Shareholder's obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to (i) fees and expenses of counsel and other advisors for such Selling Shareholders, (ii) fees and expenses of the Custodian and (iii) expenses and taxes incident to the sale and delivery of the Common Shares to be sold by such Selling Shareholders to the Underwriters hereunder (which taxes, if any, may be deducted by the Custodian under the provisions of Section 2 of this Agreement). The Selling Shareholders will be responsible for the Underwriters' discounts and commissions.


     Section 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Common Shares as provided herein on the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders set forth in Sections 1(A) and 1(B) hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Common Shares, as of the Second Closing Date as though then made, to the timely performance by the Company and the Selling Shareholders of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

     (a) Accountants' Comfort Letter. On the date hereof, the Representatives shall have received from Ernst & Young LLP, independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus (and the Representatives shall have received an additional two conformed copies of such accountants' letter for each of the several Underwriters).

     (b) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date:

          (i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; or, if the Company elected to rely upon Rule 434 under the Securities Act and obtained the Representatives' consent thereto, the Company shall have filed a Term Sheet with the Commission in the manner and within the time period required by such Rule 424(b);

          (ii) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

          (iii) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

     (c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, the Second Closing Date in the judgment of the Representatives there shall not have occurred any Material Adverse Change.

     (d) Opinion of Counsel for the Company. On each of the First Closing Date and the Second Closing Date, the Representatives shall have received the favorable opinion of Paul, Hastings, Janofsky & Walker LLP, counsel for the Company, dated as of such Closing Date, in the form which has been agreed to by the Representatives (and the Representatives shall have received an additional two conformed copies of such counsel's legal opinion for each of the several Underwriters).

     (e) Opinion of Counsel for the Underwriters. On each of the First Closing Date and the Second Closing Date, the Representatives shall have received the favorable opinion of Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations), counsel for the Underwriters, dated as of such Closing Date, in the form which has been agreed to by the Representatives (and the Representatives shall have received an additional two conformed copies of such counsel's legal opinion for each of the several Underwriters).

     (f) Officers' Certificate. On each of the First Closing Date and the Second Closing Date the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect set forth in subsection (b)(ii) of this Section 5, and further to the effect that:

          (i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

          (ii) the representations, warranties and covenants of the Company set forth in Section 1(A) of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

          (iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

     (g) Bring-down Comfort Letter. On each of the First Closing Date and the Second Closing Date the Representatives shall have received from Ernst & Young LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or Second Closing Date, as the case may be (and the Representatives shall have received an additional two conformed copies of such accountants' letter for each of the several Underwriters).

     (h) Opinion of Counsel for the Selling Shareholders. On each of the First Closing Date and the Second Closing Date the Representatives shall have received the favorable opinion of counsel for the Selling Shareholders, dated as of such Closing Date, in the form and from the counsel which has been agreed to by the Representatives (and the Representatives shall have received an additional two conformed copies of such counsel's legal opinion for each of the several Underwriters).

     (i) Selling Shareholders' Certificate. On each of the First Closing Date and the Second Closing Date the Representatives shall receive a written certificate executed by or on behalf of each Selling Shareholder, dated as of such Closing Date, to the effect that:

          (i) the representations, warranties and covenants of such Selling Shareholder set forth in Section 1(B) of this Agreement are true and correct with the same force and effect as though expressly made by such Selling Shareholder on and as of such Closing Date; and

          (ii) such Selling Shareholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

     (j) Selling Shareholders' Documents. On the date hereof, the Company and the Selling Shareholders shall have furnished for review by the Representatives copies of the Powers of Attorney and Custody Agreements executed by each of the Selling Shareholders and such further information, certificates and documents as the Representatives may reasonably request.

     (k) Lock-Up Agreement from Certain Securityholders of the Company Other Than Selling Shareholders. On the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit C-1 hereto from each
                                                   -----------
director, officer, regional manager, and Bruckmann, Rosser, Sherrill & Co., L.P. and in the form of Exhibit C-2 hereto from selected other persons in the
                   -----------
discretion of the Representatives, and each such agreement shall be in full force and effect on each of the First Closing Date and the Second Closing Date.

     (l) Additional Documents. On or before each of the First Closing Date and the Second Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Common Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

     If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company and the Selling Shareholders at any time on or prior to the First Closing Date and, with respect to the Optional Common Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.


     Section 6. Reimbursement of Underwriters' Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5, Section 7, Section 10 or Section 11 or

Section 17, or if the sale to the Underwriters of the Common
Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Shareholders to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Common Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.


               Section 7. Effectiveness of this Agreement.

               This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Representatives of the effectiveness of the Registration Statement under the Securities Act.

               Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company or the Selling Shareholders to any Underwriter, except that the Company and the Selling Shareholders shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof, (b) of any Underwriter to the Company or the Selling Shareholders, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.


               Section 8. Indemnification.

           (a) Indemnification of the Underwriters. Each of the Company and each of the Selling Shareholders agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company shall not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Banc of America Securities) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company and the Selling Shareholders by the Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Common Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense; provided, further, no Selling Shareholder shall be required to provide indemnification hereunder until the person seeking indemnification shall have first made a demand for payment on the Company with respect to any such loss, claim, damage, liability or expense and the Company shall have either rejected such demand or failed to make such requested payment within sixty days after receipt thereof; provided further, that Bruckman, Rosser, Sherrill & Co., L.P. ("BRS") agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such indemnified person), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any purchase pursuant to the provisions of Section 17 hereof from BRS by the Underwriters of shares in addition to those shown on Schedule B next to BRS's name, (ii) any failure of the Underwriters to have acquired good and marketable title to all Optional Common Shares delivered to the Underwriters by the BRS Shareholders (as defined in Section 17) pursuant to this Agreement, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other claim, or (iii) any failure of any BRS Shareholder to deliver and sell any of the Optional Common Shares as required pursuant to this Agreement, or provided, further, that the liability of each Selling Shareholder, under the foregoing indemnity agreement shall be limited to an amount equal to the initial public offering price of the Optional Common Shares sold by such Selling Shareholder, less the underwriting discount, as set forth on the front cover page of the Prospectus; and provided further, that each Secondary Selling Shareholder (as designated on Schedule B) under the foregoing indemnity agreement shall have no obligation to provide indemnity hereunder where the loss, claim, damage, liability or expense arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus, or any amendment or supplement thereto, or arises out of or is based upon the omission or alleged omission to state in any of them a material fact necessary to make the statements in any of them in the light of the circumstances in which they were made, not misleading, except to the extent to which such untrue statement or alleged untrue statement or omission or alleged omission relates to such Secondary Selling Shareholder's Selling Shareholder Information. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company and the Selling Shareholders may otherwise have.


     (b) Indemnification of the Company, its Directors and Officers and the Selling Shareholders . Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Shareholders and each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, Selling Shareholder or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company and the Selling Shareholders by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer, Selling Shareholder or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, Selling Shareholder or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company and each of the Selling Shareholders hereby acknowledge that the only information that the Underwriters have furnished to the Company and the Selling Shareholders expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the table in the first paragraph, in the second and sixth paragraph, in the first sentence of the eighth paragraph, the ninth paragraph, the second and third sentences of the tenth paragraph and the eleventh paragraph under the caption "Plan of Distribution" in the Prospectus; and the Underwriters confirm that such statements are correct. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

     (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or, unless the indemnifying party shall have irrevocably agreed to be fully responsible for all losses, claims, damages, liabilities and expenses of the Indemnified Party, or it shall have been determined in a final, non-appealable judgment by a court of competent jurisdiction that the Indemnifying Party is fully responsible for all of such losses, claims, damages, liabilities and expenses, that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (Banc of America Securities in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

     (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by
 Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) the indemnified party shall have provided the indemnifying party with notice of such proposed settlement at least two (2) business days prior to its acceptance of such settlement and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement, except that the indemnifying party's nonpayment of any portion of such fees and expenses of counsel that the indemnifying party disputes in good faith as being excessive shall not be deemed a failure to reimburse within the meaning of this clause
(iii). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

     (e) Indemnification of a Qualified Independent Underwriter. Without limitation and in addition to its obligations under the other subsections of this Section 8, the Company agrees to indemnify and hold harmless and each person, if any, who controls FleetBoston Robertson Stephens, Inc. within the meaning of the Securities Act or the Exchange Act from and against any loss, claim, damage, liabilities or expense, as incurred, arising out of or based upon FleetBoston Robertson Stephens Inc.'s acting as a "qualified independent underwriter" (within the meaning of Rule 2720 to the NASD's Conduct Rules) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified person for any legal or other expense reasonably incurred by them in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense results from the gross negligence or willful misconduct of FleetBoston Robertson Stephens, Inc.


               Section 9. Contribution.

               If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Common Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Common Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Common Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus (or, if Rule 434 under the Securities Act is used, the corresponding location on the Term Sheet) bear to the aggregate initial public offering price of the Common Shares as set forth on such cover. The relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company or the Selling Shareholders, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing in this Section 9, in no event will the liability of any Selling Shareholder under this Section 9 be greater in amount than the difference between the dollar amount of proceeds received by such Selling Shareholder upon the sale of Common Shares hereunder and all amounts previously contributed by such Selling Shareholder under this Section 9.

               The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

               The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

               Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each officer and employee of an
----------
Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.


     Section 10. Default of One or More of the Several Underwriters. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Common Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Common Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Common Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm
                          ----------
Common Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Common Shares and the aggregate number of Common Shares with respect to which such default occurs exceeds 10% of the aggregate number of Common Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Common Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any non-defaulting party to any other party except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

               As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this
Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.


               Section 11. Termination of this Agreement. Prior to the First Closing Date this Agreement may be terminated by the Representatives by notice given to the Company and the Selling Shareholders if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the Nasdaq National Market, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company or the Selling Shareholders to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof, (b) any Underwriter to the Company or the Selling Shareholders, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.


               Section 12. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Shareholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, or the Selling Shareholders, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.


               Section 13. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

     Banc of America Securities LLC
     600 Montgomery Street
     San Francisco, California 94111
     Facsimile:  415-913-5558
     Attention:  [Richard A. Smith]

 with a copy to:

     Banc of America Securities LLC
     600 Montgomery Street
     San Francisco, California  94111
     Facsimile:  (415) 913-5553
     Attention:  Jeffrey R. Lapic, Esq.

If to the Company:

     California Pizza Kitchen, Inc.
     6053 West Century Boulevard, #1100
     Los Angeles, California 90045
     Facsimile:  310-342-4669
     Attention:  Frederick R. Hipp

If to the Selling Shareholders:

     American Stock Transfer & Trust Company
     [address]
     Facsimile:  [___]
     Attention:  [___]

Any party hereto may change the address for receipt of communications by giving written notice to the others.


               Section 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, [and personal representatives], and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.


               Section 15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.


               Section 16. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.


               Section 17. Failure of One or More of the Selling Shareholders to Sell and Deliver Common Shares. If one or more of the Selling Shareholders shall fail to sell and deliver to the Underwriters the Common Shares to be sold and delivered by such Selling Shareholders pursuant to this Agreement at the First Closing Date or the Second Closing Date, then the Underwriters shall have the right, by written notice from the Representatives to the Company and the Selling Shareholders, to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If one or more of the Selling Shareholders (other than BancBoston) (a "BRS" Shareholder") shall fail to sell and deliver to the Underwriters the Optional Common Shares to be sold and delivered by such Selling Shareholders at the Second Closing Date pursuant to this Agreement, then BRS, on the basis of the representations, warranties and agreements herein contained, hereby grants an option to the several Underwriters to purchase such number of shares of common stock of the Company owned by BRS that are necessary to replace all Optional Common Shares not delivered and sold by the Selling Shareholders as otherwise provided herein.


               Section 18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

               Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of
Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the Custodian the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                              Very truly yours,

                              CALIFORNIA PIZZA KITCHEN, INC.



                              By:
                                 --------------------------------------
                                               [Title]


                              THE SELLING SHAREHOLDERS
                              SET FORTH ON SCHEDULE B



                              By:
                                 --------------------------------------
                                          (Attorney-in-fact)



          The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in San Francisco, California as of the date first above written.

BANC OF AMERICA SECURITIES LLC
DEUTSCHE BANC ALEX. BROWN
ROBERTSON STEPHENS

Acting as Representatives of the
several Underwriters named in
the attached Schedule A.

By BANC OF AMERICA SECURITIES LLC



By:
-----------------------------
   Managing Director

                                 SCHEDULE A




                                                           Number of
                                                       Firm Common Shares
Underwriters                                            to be Purchased
Banc of America Securities LLC..................       [___]
Deutsche Banc Alex. Brown.......................       [___]
Robertson Stephens..............................       [___]

   Total........................................       [___]

                                 SCHEDULE B



                                                     Maximum Number of
Selling Shareholder                                  Optional Common
                                                          Shares
                                                        to be Sold
Selling Shareholder #1
[Bruckman, Rosser, Sherrill & Co., L.P.]
[address]
Attention:  [___]...............................         [___]
**Selling Shareholder #2
[Furman Selz SBIC LP]
[address]
Attention:  [___]...............................         [___]
Selling Shareholder #3
[Bruce C. Bruckmann]
[address]
Attention:  [___]...............................         [___]
Selling Shareholder #4
[Harold O. Rosser]
[address]
Attention:  [___]                                        [___]
Selling Shareholder #5
[Stephen C. Sherrill]
[address]
Attention:  [___]...............................         [___]
**Selling Shareholder #6
[BCB Family Partners]
[address]
Attention:  [___]...............................         [___]
**Selling Shareholder #7
[Donald Bruckmann]
[address]
Attention:  [___]...............................         [___]
**Selling Shareholder #8
[Elizabeth McShane]
[address]
Attention:  [___]...............................         [___]

**Selling Shareholder #9
[Beverly Place]
[address]
Attention:  [___]...............................         [___]
**Selling Shareholder #10
[NAZ Family Partners]
[address]
Attention:  [___]...............................         [___]
**Selling Shareholder #11
[Nancy A. Zweng]
[address]
Attention:  [___]...............................         [___]
**Selling Shareholder #12
[H. Virgil Sherrill]
[address]
Attention:  [___]...............................         [___]
**Selling Shareholder #13
[Paul Kaminski]
[address]
Attention:  [___]...............................         [___]
**Selling Shareholder #14
[Rice Edmonds]
[address]
Attention:  [___]...............................         [___]
**Selling Shareholder #15
[Marilena Tibrea]
[address]
Attention:  [___]...............................         [___]
**Selling Shareholder #16
[BancBoston]
[address]
Attention:  [___]...............................         [___]

     Total:.....................................         [___]

**      Secondary Selling Shareholder

                                                                     EXHIBIT C-1

________ __, 2000

Banc of America Securities LLC
Deutsche Banc Alex. Brown
Robertson Stephens
As Representatives of the Several Underwriters
c/o Banc of America Securities LLC
600 Montgomery Street
San Francisco, California 94111

RE:  California Pizza Kitchen, Inc. (the "Company")
     ----------------------------------------------

Ladies & Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company ("Common Stock") or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Common Stock (the "Offering") for which you will act as the representatives of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising capital with which to repay a portion of its outstanding debt. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, without the prior written consent of Banc of America Securities (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned, or publicly announce the undersigned's intention to do any of the foregoing, during the "Lock-up Period". The "Lock-up Period" shall be a period commencing on the date of the final prospectus relating to the Offering (the "Offering Date") and continuing through the close of trading on the date 90 days after the Offering Date; provided, however, that if the final prospectus has not been filed with the Securities and Exchange Commission on or before December 31, 2000, this letter agreement will terminate and be of no further force or effect whatsoever.

The prohibitions contained in this letter agreement shall not apply to: (i) the sale of any shares of Common Stock to the underwriters pursuant to the underwriting agreement entered into in connection with the Offering; (ii) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the Offering Date (provided that shares acquired from the underwriters in the Offering shall be subject to the restrictions contained herein); (iii) gifts and transfers by will or intestacy; and (iv) the exercise of options to purchase shares of Common Stock granted under the Company's 1998 Stock-Based Incentive Compensation Plan or the Company's 1990 Employee Equity Participation Plan; provided, however, that the shares of Common Stock purchased upon the exercise of such options shall be otherwise subject to this letter agreement. In addition, transfers to the undersigned's members, partners, affiliates, immediate family or a trust, the beneficiaries of which are the undersigned's and/or members of the undersigned's immediate family, shall not be prohibited by the terms of this letter agreement so long as the transferee agrees in writing to be bound hereby in the same manner as it applies to the undersigned. With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Print Name of Holder:
                     -----------------------------

By:
   ----------------------------------------
   Signature

-------------------------------------------
Printed Name of Person Signing
(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

                                                                     EXHIBIT C-2

________ __, 2000

Banc of America Securities LLC
Deutsche Banc Alex. Brown
Robertson Stephens
As Representatives of the Several Underwriters
c/o Banc of America Securities LLC
600 Montgomery Street
San Francisco, California 94111

Re:  California Pizza Kitchen, Inc. (the "Company")

Ladies & Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company ("Common Stock") or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Common Stock (the "Offering") for which you will act as the representatives of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising capital with which to repay a portion of its outstanding debt. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, without the prior written consent of Banc of America Securities (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned, or publicly announce the undersigned's intention to do any of the foregoing, during the "Lock-up Period". The "Lock-up Period" shall be a period commencing on the date of the final prospectus relating to the Offering (the "Offering Date") and continuing through the close of trading on the date 180 days after the Offering Date; provided, however, that if the final prospectus has not been filed with the Securities and Exchange Commission on or before December 31, 2000, this letter agreement will terminate and be of no further force or effect whatsoever.

The prohibitions contained in this letter agreement shall not apply to: (i) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the Offering Date (provided that shares acquired from the underwriters in the Offering shall be subject to the restrictions contained herein); or (ii) gifts and transfers by will or intestacy. In addition, transfers to the undersigned's members, partners, affiliates, immediate family or a trust, the beneficiaries of which are the undersigned's and/or members of the undersigned's immediate family, shall not be prohibited by the terms of this letter agreement so long as the transferee agrees in writing to be bound hereby in the same manner as it applies to the undersigned. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Print Name of Holder:
                     --------------------------------------
By:
   ------------------------------------------
   Signature

---------------------------------------------
Printed Name of Person Signing
(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

Dated:       ___, 2000

                                                                       EXHIBIT D

                               POWER OF ATTORNEY

                         CALIFORNIA PIZZA KITCHEN, INC.

                                  COMMON STOCK

Harold O. Rosser
Bruce C. Bruckmann
c/o Bruckmann, Rosser, Sherrill & Co., L.P.
126 East 56th Street
New York, NY  10022

Ladies and Gentlemen:

     The undersigned understands that California Pizza Kitchen, Inc., a California corporation (the "Company"), has filed a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), in connection with the proposed public offering and sale by the Company and by __________________, [a[n] individual/[INSERT NAME OF STATE] partnership/corporation] (the "Selling Shareholder"), and certain other selling shareholders of the Company (the "Other Selling Shareholders"), of shares of the Company's common stock (the "Stock").

     The Selling Shareholder desires to sell certain shares of Stock and such shares are included among the shares covered by the Registration Statement. The number of shares of Stock which the Selling Shareholder desires to sell (the "Shares") is set forth beneath the signature of the Selling Shareholder below.

     Concurrently with the execution and delivery of this Power of Attorney, the Selling Shareholder is delivering to you (the "Committee"), certificates representing the Shares to be sold by the Selling Shareholder, which the Committee is authorized to deposit with _______________________ as custodian (the "Custodian"), pursuant to a custody agreement in the form attached as Attachment A hereto (the "Custody Agreement").

     1. In connection with the foregoing, the Selling Shareholder hereby makes, constitutes and appoints the Committee, and each person who is a member of the Committee (a "Member"), and each of their respective substitutes under Section 3 hereof, the true and lawful attorneys-in-fact of the Selling Shareholder and each of them with full power and authority, in the name and on behalf of the Selling Shareholder:

     (a) To enter into the Custody Agreement and deposit with the Custodian pursuant thereto the certificates representing the Shares delivered to the Committee concurrently herewith;

     (b) For the purpose of effecting the sale of the Shares, to execute and deliver an Underwriting Agreement (the "Underwriting Agreement"), by and among the Company, the Selling Shareholder, the Other Selling Shareholders and Banc of America Securities, LLC, Deutsche Banc Alex.

Brown and Robertson Stephens as representatives (the "Representatives") of the several Underwriters (the "Underwriters") named therein.

     (c) To endorse, transfer, and deliver certificates representing the Shares to or on the order of the Representatives or to their nominee or nominees, and to give such orders and instructions to the Custodian as the Committee may in its sole discretion determine with respect to (i) the transfer on the books of the Company of the Shares in order to effect such sale (including the names in which new certificates for such Shares are to be issued and the denominations thereof), (ii) the delivery to or for the account of the Representatives of the certificates representing the Shares against receipt by the Custodian for the account of the Selling Shareholder of the full purchase price to be paid therefor, (iii) the remittance to the Selling Shareholder of the proceeds (net of the underwriting discount) from any sale of the Shares, and (iv) the return to the Selling Shareholder of certificates representing the number of the Shares (if any) deposited with the Custodian but not sold by the Representatives pursuant to the Underwriting Agreement;

     (d) To take for the Selling Shareholder all steps deemed necessary or advisable by the Committee in connection with the registration of the Shares under the Act, including, without limitation, filing amendments to the Registration Statement;

     (e) If necessary, to endorse (in blank or otherwise) on behalf of the Selling Shareholder the certificate or certificates representing the Shares, or a stock power or powers attached to such certificate or certificates; and

     (f) To make, execute, acknowledge, verify, deliver and file all such other applications, consents to service of process, undertakings, reports, contracts, orders, receipts, notices, requests, instructions, certificates, letters and other writings as may be required to facilitate the offer and sale of the Shares and, in general, to do all things and to take all action which the Committee in its sole discretion may consider necessary or proper in connection with or to carry out the aforesaid sale of the Shares, as fully as could the Selling Shareholder if personally present and acting.

     2. This Power of Attorney and all authority conferred hereby is granted and conferred subject to and in consideration of the interests of the Company, the Representatives, and the Selling Shareholder and, for the purpose of completing the transactions contemplated by the Underwriting Agreement, this Power of Attorney and all authority conferred hereby shall be irrevocable and shall not be terminated by any act of the Selling Shareholder or by operation of law, whether by [death, disability, incapacity,] revocation[, termination, liquidation, dissolution] or bankruptcy with respect to the Selling Shareholder or by the occurrence of any other similar event or events, and if, after the execution hereof there shall occur a [death, disability, incapacity,] revocation[, termination, liquidation, dissolution] or bankruptcy with respect to the Selling Shareholder or if any other similar event or events (including, without limitation, the termination of any trust or estate for which the Selling Shareholder is acting as a fiduciary or fiduciaries), shall occur before the completion of the transactions contemplated by the Underwriting Agreement, the Committee shall nevertheless be authorized and directed to complete all such transactions as if such event had not occurred, regardless of whether or not the Committee shall have received notice of such event. Notwithstanding the foregoing, if the transactions contemplated by the Custody Agreement, the Underwriting Agreement, and this Power of Attorney are not completed on or prior to October 31, 2000, then from and after that date the Selling Shareholder shall have the power, upon giving written notice to the Committee, to terminate this Power of Attorney; provided, however, that such termination shall not affect the
                   --------  -------
validity of any lawful action previously done or performed by the Committee pursuant hereto, or the binding nature or enforceability of any agreement or obligation entered into, prior to the actual receipt of such notice.

     3. Each Member shall have full power to make and substitute any executive officer of the Company in the place and stead of such Member, and the Selling Shareholder hereby ratifies and confirms all that each Member or substitute(s) shall do pursuant to this Power of Attorney. All actions hereunder may be taken by any one Member or his or her substitute. In the event of the death, disability or incapacity of any Member, the remaining Member shall appoint a substitute therefor.

     4. The Selling Shareholder hereby represents, warrants and covenants to the Committee that:

     (a) The Selling Shareholder has full power and authority to enter into this Power of Attorney, the Custody Agreement, and the Underwriting Agreement. All authorizations and consents necessary for the execution and delivery by or on behalf of the Selling Shareholder of this Power of Attorney, the Custody Agreement, and the Underwriting Agreement have been given. Each of this Power of Attorney, the Custody Agreement, and the Underwriting Agreement has been duly authorized by or on behalf of the Selling Shareholder, this Power of Attorney has been duly executed and delivered by the Selling Shareholder and each of this Power of Attorney and the Custody Agreement constitutes, and the Underwriting Agreement will constitute when executed by a Member or the Selling Shareholder a valid and binding agreement of the Selling Shareholder enforceable against the Selling Shareholder in accordance with the terms hereof and thereof, except (i) as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and (ii) that remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

     (b) The Selling Shareholder agrees that the Shares represented by the certificates held in custody for him, her or it under the Custody Agreement are for the benefit of and coupled with and subject to the interest of the Custodian, the Committee, the Underwriters, each Other Selling Shareholder and the Company, that the arrangements made by the Selling Shareholder for such custody and the appointment of the Custodian and the Committee by the Selling Shareholder are irrevocable, and that the obligations of the Selling Shareholder hereunder shall not be terminated by operation of law, whether by [death, disability, incapacity,] revocation [, termination, liquidation, dissolution] or bankruptcy with respect to the Selling Shareholder or by the occurrence of any other similar event or events. If any such event should occur before the delivery of the Shares under the Underwriting Agreement, certificates for the Shares shall be delivered by the Custodian in accordance with the terms and conditions of the Underwriting Agreement and actions taken by the Custodian and the Committee pursuant to the Custody Agreement and this Power of Attorney shall be as valid as if such [death, disability, incapacity,] revocation [, termination, liquidation, dissolution,] bankruptcy or other event had not occurred, regardless of whether or not the Custodian or the Committee, or either of them, shall have received notice thereof.

     (c) None of the proceeds received by the Selling Shareholder from the sale of the Shares will be paid to a member of the National Association of Securities Dealers, Inc. or any affiliate of such member. [Add specific carve outs in Furman Selz and BancBoston letters].

     (d) The Committee is entitled to rely upon all the representations, warranties, and covenants contained in this Power of Attorney in executing and delivering the Underwriting Agreement and any certificate delivered in connection therewith as if such representations, warranties, and covenants were made on and as of the dates of execution and delivery of the Underwriting Agreement and any such certificates.

     (e) The Selling Shareholder now has, and at the time of delivery thereof under the Underwriting Agreement will have, good and valid title to all of the Shares which may be sold by such Selling Shareholder pursuant to the Underwriting Agreement (and subject to the terms of the Custody Agreement) and the legal right and power, and all authorizations and approvals required by law and under its charter or by-laws, partnership agreement, trust agreement or other organizational documents to sell, transfer and deliver all of the Shares which may be sold by such Selling Shareholder pursuant to the Underwriting Agreement free and clear of all voting trust arrangements, liens, encumbrances, equities, security interests, restrictions and claims whatsoever; and delivery of such Shares which are sold by the Selling Shareholders pursuant to the Underwriting Agreement will pass good and valid title thereto, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other claim.

     (f) The performance of this Power of Attorney, the Custody Agreement and the Underwriting Agreement and the consummation of the transactions contemplated hereby and thereby will not contravene or conflict with, result in a breach of, or constitute a default under, or require the consent of any other party to, the charter, bylaws, partnership agreement, trust agreement or other organizational documents of such Selling Shareholder or any other agreement to which such Selling Shareholder is a party or by which it is bound or under which it is entitled to any right or benefit, any provision of applicable law or any judgment, order, decree or regulation applicable to such Selling Shareholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Shareholder.

     (g) The Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Stock to facilitate the sale or resale of the Shares.

     (h) All Selling Shareholder Information contained in the Registration Statement and Prospectus (as those terms are defined in the Underwriting Agreement), is, and on the First Closing Date and the Second Closing Date (as such terms are defined in the Underwriting Agreement) will be, true, correct and complete and does not, and on the First Closing Date and the Second Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make such information not misleading. The Selling Shareholder confirms as accurate the number of shares of Common Stock set forth opposite such Selling Shareholder's name in the Prospectus under the caption "Principal [and Selling] Shareholders" (both prior to and after giving effect to the sale of the Shares).

     (i) On the Second Closing Date, all stock transfer or other taxes (other than income taxes), if any, that are required to be paid in connection with the sale and transfer of the Shares to the several Underwriters pursuant to the Underwriting Agreement will have been fully paid or provided for by the Selling Shareholder and all laws imposing such taxes will have been fully complied with.

     (j) No consent, approval, authorization or order of, or any filing with, any court or governmental agency or body is required for the consummation by the Selling Shareholder of the transactions on its part contemplated in this Power of Attorney, the Custody Agreement or the Underwriting Agreement, except as may be required under the Act or state or provincial securities or "blue sky" laws.

     (k) Other than as permitted by the Act and the rules and regulations thereunder, the Selling Shareholder has not distributed and will not distribute the Prospectus or any other offering material in connection with the offering and sale of the Shares.

     (l) The Selling Shareholder agrees that the Committee is entitled to rely upon all the representations, warranties and covenants contained in this Section 4 in executing and delivering the Underwriting Agreement and any certificate delivered in connection therewith as if such representations, warranties and covenants were made on and as of the dates of execution and delivery of the Underwriting Agreement and any such certificate unless, with respect to the representations and warranties contained in clauses (g) and (k) of this Section 4 only, the Selling Shareholder has notified the Committee in writing before the date of the execution and delivery of the Underwriting Agreement or any such certificate, as applicable, that such representation or warranty is inaccurate.

     5. The representations, warranties and covenants of the Selling Shareholder in this Power of Attorney are made for the benefit of, and may be relied upon by the Company, the Committee, the Representatives, the Underwriters, and the Custodian and their respective counsel, representatives and agents.

     6. The Committee shall be entitled to act and rely upon any statement, request, notice or instructions respecting this Power of Attorney given to it by the Selling Shareholder, not only as to the authorization, validity and effectiveness thereof, but also as to the truth and acceptability of any information therein contained.

     It is understood that the Committee assumes no responsibility or liability to any person other than to deal with the Shares deposited with it by the Selling Shareholder and the proceeds from the sale of the Shares in accordance with the provisions hereof. The Committee in its capacity as such makes no representations with respect to and shall have no responsibility for the Registration Statement, the Prospectus or any preliminary prospectus nor, except as herein expressly provided, for any aspect of the offering of the Shares, and it shall not be liable for any error of judgment or for any act done or omitted or for any mistake of fact or law except for its own gross negligence, willful misconduct, or bad faith. The Selling Shareholder agrees to indemnify the Committee for and to hold each Member of the Committee harmless against any loss, claim, damage or liability incurred on its part arising out of or in connection with his acting as a Member of the Committee under this Power of Attorney, as well as the cost and expense of investigating and defending against any such loss, claim, damage or liability, except to the extent such loss, claim, damage or liability is due to the gross negligence, willful misconduct or bad faith of the Member seeking indemnification. The Selling Shareholder further agrees that the Committee may consult with counsel of its own choice (who may be counsel for the Company) and the Committee shall have full and complete authorization and protection for any action taken or suffered by the Committee hereunder in good faith and in accordance with the advice of such counsel.

     7. It is understood that the Committee shall serve entirely without compensation or other expense to the Selling Shareholder except as otherwise provided in Paragraph 6 hereof.

     8. This Power of Attorney shall be governed by the laws of the State of New York applicable to contracts made and to be performed entirely in such State.

     9. This Power of Attorney may be signed in two or more counterparts with the same effect as if the signature thereto and hereto were upon the same instrument.

     10. In case any provision in this Power of Attorney shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     11. This Power of Attorney shall be binding upon the Committee and the Selling Shareholder and the heirs, legal representatives, distributees, beneficiaries, successors and assigns of the Selling Shareholder.

     12. Notwithstanding any other provision of this power of Attorney to the contrary, this Power of Attorney shall terminate forthwith upon (i) The termination of the Underwriting Agreement in accordance with the provisions thereof, or (ii) if the sale of the Firm Common Shares to the Underwriters is not completed by October 31, 2000. Such termination shall not affect the validity of any lawful action done or performed by the Attorney-in-Fact pursuant hereto prior to such termination. Upon any such termination of this Power of Attorney, the Attorney-in-Fact shall provide written instructions to the Custodian to return the certificate(s) and other documents deposited under the Custody Agreement to the Attorney-in-Fact. The Selling Shareholder directs the Attorney-in-Fact, if this Power of Attorney is terminated as provided herein and after the payment of any expense to be paid or borne by the Selling Shareholder, to redeliver or cause to be redelivered to the Selling Shareholder the certificate(s) and other documents deposited under the Custody Agreement.

Dated:  ______________ __, 2000

                                 Very truly yours,

                                 [INSERT NAME OF SELLING
                                 -----------------------
                                 SHAREHOLDER]*
                                 -------------

                                 By:
                                    ------------------------------------
                                    [Name:
                                    Title:]

                                    [By:
                                     ------------------------------------
                                     Name:
                                     Title:]

                                 SHARES TO BE SOLD:

                                 __________ shares of Common Stock

ACKNOWLEDGED AND ACCEPTED:

THE COMMITTEE:

By:
   ------------------------------------
   [Name]
   Attorney-in-Fact

By:
   ------------------------------------
   [Name]
   Attorney-in-Fact

------------------
* To be signed in exactly the same manner as the shares are registered. If the Selling Shareholder is an individual, a spousal consent shall also be provided.

                                                        EXHIBIT D - ATTACHMENT A

                               CUSTODY AGREEMENT

     This Custody Agreement, dated ________ __, 2000, is by and among ____________________, as custodian (the "Custodian") and the persons listed on Annex 1 hereto (the "Selling Shareholders").

     California Pizza Kitchen, Inc., a California corporation (the "Company"), has filed a registration statement (the "Registration Statement") with the Securities and Exchange Commission to register for sale to the public under the Securities Act of 1933, as amended (the "Act"), __________ shares of the Company's Common Stock (the "Stock").

     The shares covered by the Registration Statement will consist of (a) up to __________ shares of Stock to be sold by the Company and (b) up to __________ shares of Stock to be sold by the Selling Shareholders pursuant to an over-allotment option granted to Banc of America Securities LLC, Deutsche Bank Alex. Brown and Robertson Stephens as representatives (the "Representatives") of the several Underwriters (the "Underwriters") named in the Underwriting Agreement (as defined in the Power of Attorney described below). The shares of stock described in clause (b) of the preceding sentence to be sold by the Selling Shareholders are collectively referred to herein as the "Shares."

     Each Selling Shareholder has executed and delivered a Power of Attorney (the "Power of Attorney") naming Harold O. Rosser and Bruce C. Bruckmann (the "Committee"), and each of them, collectively and individually, as [his/her/its] attorneys-in-fact for certain purposes, including the execution, delivery and performance of this Custody Agreement in [his/her/its] name, place and stead, in connection with the proposed sale by each Selling Shareholder of the number of Shares set forth opposite such Selling Shareholder's name in Annex I.

     1. A custody arrangement is hereby established by the Selling Shareholders with the Custodian with respect to the Shares, and the Custodian is hereby instructed to act in accordance with this Custody Agreement.

     2. Each Selling Shareholder has herewith delivered to the Custodian, and the Custodian hereby acknowledges receipt of, certificates representing the Shares, which certificates have been endorsed in blank or are accompanied by duly executed stock powers. Such certificates are to be held by the Custodian for the account of the Selling Shareholders and are to be disposed of by the Custodian in accordance with this Custody Agreement.

     3.  The Custodian is authorized and directed by the Selling Shareholders:

     (a) To hold the certificates representing the Shares delivered by the Selling Shareholders in its custody; and

     (b) On or immediately prior to any settlement date for any Shares sold pursuant to the Underwriting Agreement contemplated by the Registration Statement (the "Closing Date"), to cause such Shares being sold on such Closing Date to be transferred on the books of the Company into such names as the Custodian shall have been instructed in writing by the Representatives; to cause to be issued, against surrender of the certificates for the Shares, a new certificate or certificates for such Shares, free of any restrictive legend, registered in such name or names; and to deliver such new certificates representing such Shares to the Representatives, as instructed by the Representatives on such Closing Date for the accounts designated by the Representatives against full payment therefor in accordance with the terms of the Underwriting Agreement.

     4. If (a) the Committee notifies the Custodian that all or any part of the Shares of any Selling Shareholder will not be sold, or (b) the transactions contemplated by this Custody Agreement and the Underwriting Agreement have not been completed on or prior to October 31, 2000 and thereafter each such Selling Shareholder shall give the Custodian written demand for the return of the unsold Shares of each such Selling Shareholder, the Custodian shall promptly deliver to each such Selling Shareholder certificates representing such unsold Shares. Certificates returned to the Selling Shareholders shall be returned with any related stock powers, and any new certificates issued to the Selling Shareholders with respect to such Shares shall bear the same legend reflecting the unregistered status thereof under the Act appearing in the certificate(s) delivered to the Custodian by or on behalf of the Selling Shareholders.

     5. This Custody Agreement and all authority conferred hereby is granted and conferred subject to and in consideration of the interests of the Company, the Representatives, the Underwriters, and the Selling Shareholders, and, for the purpose of completing the transactions contemplated by the Underwriting Agreement, this Custody Agreement and all authority conferred hereby shall be irrevocable and shall not be terminated by any act of any Selling Shareholder or by operation of law, whether by death, disability, incapacity, revocation, termination, liquidation, dissolution or bankruptcy with respect to any Selling Shareholder or by the occurrence of any other similar event or events (including, without limitation the termination of any trust for which any Selling Shareholder is acting as a fiduciary), and if, after the execution hereof, there shall occur death, disability, incapacity, revocation, termination, liquidation, dissolution or bankruptcy with respect to any Selling Shareholder or if any other similar event or events shall occur before the delivery of any of the Shares hereunder to the Representatives, such Shares shall be delivered to the Representatives in accordance with the terms and conditions of this Custody Agreement, as if such event had not occurred, regardless of whether or not the Custodian shall have received notice of such event.

     6. Until remittance to the Selling Shareholders of the proceeds (net of the underwriting discount) from any sale of the Shares, the Selling Shareholders shall remain the owner of (and shall retain the right to receive dividends and distributions on, and to vote) such Shares. Until such payment in full has been made or until the offering of the Shares contemplated by the Registration Statement has been terminated, each Selling Shareholder agrees that it will not, except as contemplated hereby, give, sell, pledge, hypothecate, grant any lien on, transfer, deal with or contract with respect to the Shares or any interests therein.

     7. The Custodian shall assume no responsibility to any person other than to deal with the certificates representing the Shares and the proceeds from the sale of the Shares represented thereby in accordance with the provisions hereof, and each Selling Shareholder, severally and not jointly, hereby agrees to indemnify the Custodian for and to hold the Custodian harmless against any and all losses, claims, damages or liabilities incurred on its part arising out of or in connection with it acting as the Custodian pursuant hereto, as well as the costs and expenses of investigating and defending any such losses, claims, damages or liabilities, except to the extent such losses, claims, damages or liabilities are due to the negligence, willful misconduct, or bad faith of the Custodian. Each Selling Shareholder agrees that the Custodian may consult with counsel of its choice and the Custodian shall have full and complete authorization and protection for any action taken or suffered by the Custodian hereunder in good faith and in accordance with the opinion of such counsel.

     8. Each Selling Shareholder, severally and not jointly, hereby represents and warrants that: (a) [he/she/it] has, and at the time of delivery of the Shares to the Representatives [he/she/it] will have, full power and authority to enter into this Custody Agreement and the Power of Attorney, to carry out the terms and provisions hereof and thereof and to make all of the representations, warranties, and agreements contained herein and therein; and (b) this Custody Agreement and the Power of Attorney are the valid and binding agreements of such Selling Shareholder and are enforceable against such Selling Shareholder in accordance with their respective terms except (i) as rights to indemnification thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and (ii) that remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

     9. The Custodian's acceptance of this Custody Agreement by the execution hereof shall constitute an acknowledgment by the Custodian of the authorization herein conferred and shall evidence the Custodian's agreement to carry out and perform this Custody Agreement in accordance with its terms.

     10. This Custody Agreement may be executed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Execution by the Custodian of one counterpart hereof and its delivery thereof to the Committee shall constitute the valid execution of this Custody Agreement by the Custodian. The Custodian shall deliver a fully executed counterpart of the Custody Agreement to each Selling Shareholder promptly after the execution thereof.

     11. This Custody Agreement shall be binding upon the Custodian and the Selling Shareholders and the legal representatives, distributees, beneficiaries, successors, and assigns of the Selling Shareholders.

     12. This Custody Agreement shall be governed by the laws of the State of New York applicable to contracts made and to be performed entirely in such State.

     13. Any notice given pursuant to this Custody Agreement shall be deemed given if in writing and delivered in person, or if given by telephone or telegraph if subsequently confirmed by letter: (i) if to the Selling Shareholders, to [his/her/its/their] address[es] set forth on Annex I hereto; and (ii) if to the Custodian, to it at _____________________.

     14. The Custodian shall be entitled to act and rely upon any statement, request, notice or instruction with respect to this Custody Agreement given to it on behalf of the Selling Shareholders if the same shall be made or given to the Custodian by the Committee, not only as to the authorization, validity and effectiveness thereof, but also as to the truth and acceptability of any information therein contained.

     In witness whereof, the parties hereto have executed this Custody Agreement as of the date first above written.

                                 [INSERT NAME OF CUSTODIAN],

                                 as Custodian

                                 By:
                                    ------------------------------------
                                    Name:
                                    Title:

                                 THE SELLING SHAREHOLDERS LISTED IN ANNEX 1
                                 HERETO;

                                 By:  The Committee

                                 By:
                                    ------------------------------------
                                    [Name]
                                    Attorney-in-Fact

                                 By:
                                    ------------------------------------
                                    [Name]
                                    Attorney-in-Fact

Annex I

Names and Addresses
of Selling Shareholders                                       Shares to be Sold
-----------------------                                       -----------------

State of __________      )
                         ) ss.
County of __________     )

     On __________, 2000, before me, ____________________, a Notary Public in and for said State, personally appeared ____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the [person/[partner/officer of the partnership/corporation]] whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person [, or the entity upon behalf of which the person acted,] executed the instrument.

     Witness my hand and official seal.

                                 Signature
                                          -------------------------------------
                                                                    (Seal)


                                      I-2